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                                                                         EXHIBIT

                                    AGREEMENT

         The undersigned, and each of them, hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.


Dated:   December 4, 2002

                          SCF-IV, L.P.
                          By:   SCF-IV, G.P., Limited Partnership
                                By:    L.E. Simmons & Associates,
                                       Incorporated


                          By:   /s/ Anthony DeLuca
                               ----------------------------------------------
                                 Anthony DeLuca
                                 Managing Director

                          SCF-IV, G.P., LIMITED PARTNERSHIP
                          By:   L.E. Simmons & Associates,
                                Incorporated


                          By:   /s/ Anthony DeLuca
                               ----------------------------------------------
                                 Anthony DeLuca
                                 Managing Director

                          L.E. SIMMONS & ASSOCIATES, INCORPORATED


                          By:   /s/ Anthony DeLuca
                               ----------------------------------------------
                                 Anthony DeLuca
                                 Managing Director

                          L.E. SIMMONS

                                /s/ L.E. Simmons
                               ----------------------------------------------
                                 L.E. Simmons, individually